FORM OF
AMENDED AND RESTATED
SCHEDULE 1

DATED [_________]

Fund	Annual Fee Rate (as a Percentage of each Fund’s Average Daily Net Assets)
Touchstone Large Cap Growth Fund	0.75% on the first $200 million of assets; 0.70% from $200 million to $1 billion of assets; and 0.65% of such assets in excess of $1 billion
Touchstone Growth Opportunities Fund	0.75% on the first $500 million of assets; 0.70% of the next $500 million of assets; and 0.65% of such assets in excess of $1 billion
Touchstone Mid Cap Growth Fund	0.75% on the first $500 million of assets; 0.70% of the next $500 million of assets; and 0.65% of such assets in excess of $1 billion
Touchstone Diversified Small Cap Growth Fund	1.05% of assets
Touchstone Dynamic Equity Fund
0.85% on first $300 million of assets; 0.80% on next $200 million of assets; 0.75% on next $250 million of assets; 0.70% on next $250 million of assets; 0.65% on next $500 million of assets; 0.60% of next $500 million of assets; and 0.55% on assets over $2 billion

Touchstone Emerging Growth Fund	0.90% of assets
Touchstone International Equity Fund	0.90% on first $300 million of assets; 0.85% on next $200 million of assets; and 0.80% on assets over $500 million
Touchstone Conservative Allocation Fund	0.20% on first $1 billion of assets; 0.175% on next $1 billion of assets; 0.150% on next $1 billion of assets; and 0.125% on assets over $3 billion
Touchstone Balanced Allocation Fund	0.20% on first $1 billion of assets; 0.175% on next $1 billion of assets; 0.150% on next $1 billion of assets; and 0.125% on assets over $3 billion
Touchstone Moderate Growth Allocation Fund	0.25% on first $1 billion of assets; 0.225% on next $1 billion of assets; 0.20% on next $1 billion of assets; and 0.175% on assets over $3 billion
Touchstone Growth Allocation Fund	0.25% on first $1 billion of assets; 0.225% on next $1 billion of assets; 0.20% on next $1 billion of assets; and 0.175% on assets over $3 billion

Fund	Annual Fee Rate (as a Percentage of each Fund’s Average Daily Net Assets)
Touchstone US Long/Short Fund
0.80% on first $300 million of assets; 0.75% on next $200 million of assets; 0.70% on next $250 million of assets; 0.65% on next $250 million of assets; 0.60% on the next $500 million; 0.55% on the next $500 million and 0.50% on assets over $2 billion

Touchstone Value Fund
0.75% on first $300 million of assets; 0.73% on next $200 million of assets; 0.72% on next $250 million of assets; 0.70% on next $250 million of assets; 0.68% on the next $500 million; 0.67% on the next $500 million and 0.66% on assets over $2 billion

Touchstone International Small Cap Fund
0.95% on first $300 million of assets; 0.90% on next $200 million of assets; 0.85% on next $250 million of assets; 0.80% on next $250 million of assets; 0.75% on the next $500 million; 0.70% on the next $500 million and 0.65% on assets over $2 billion

Touchstone Capital Growth Fund
0.70% on first $300 million of assets; 0.685% on next $200 million of assets; 0.675% on next $250 million of assets; 0.675% on next $250 million of assets; 0.625% on the next $500 million; 0.575% on the next $500 million and 0.525% on assets over $2 billion

Touchstone Mid Cap Value Opportunities Fund	0.85% on first $300 million of assets; 0.80% on next $200 million of assets; and 0.75% on assets over $500 million
Touchstone Small Cap Value Opportunities Fund	0.95% on first $300 million of assets; 0.90% on next $200 million of assets; and 0.85% on assets over $500 million
Touchstone Focused Fund	0.70% on first $100 million of assets; 0.65% on next $400 million of assets; and 0.60% on assets over $500 million

TOUCHSTONE STRATEGIC TRUST

By:
Name:
Title:

TOUCHSTONE ADVISORS, INC.

By:
Name:
Title:

By:
Name:
Title:
                                                                                          Title: